EXHIBITS 5.1 AND 23.3

                                        July 6, 2022

Inuvo, Inc.
500 President Clinton Avenue, Suite 300
Little Rock, AR 72201

Gentlemen:

I have acted as counsel to Inuvo, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of 15,150,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), to be issued from time to time in accordance with the terms of the Inuvo, Inc. 2017 Equity Compensation Plan (as amended from time to time, the “Plan”).

In connection with this opinion, as counsel for the Company, I have examined the Registration Statement and such corporate records, documents, and other instruments of the Company as I have deemed necessary.

I have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, (vi) that all information contained in all documents reviewed by us is true, correct and complete, and (vii) that the Shares will be issued in accordance with the terms of the Plan.

Based on the foregoing and subject to the limitations set forth herein, and having due regard for the legal considerations I deem relevant, I am of the opinion that the Shares have been duly authorized and, when the Shares are issued by the Company in accordance with the terms of the Plan and the instruments executed pursuant to the Plan, as applicable, will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the Nevada Revised Statutes. I express no opinion as to any other law or any matter other than as expressly set forth above, and no opinion as to any other law or matter may be inferred or implied herefrom. The opinions expressed herein are rendered as of the date hereof and I expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and amendments thereto.

Very truly yours,

/s/ John B. Pisaris
                        John B. Pisaris, General Counsel, Inuvo, Inc.